EXHIBIT 10.1

STRATEGIC EXPANSION AGREEMENT

This Strategic Expansion Agreement (this “Agreement”) is made and entered into as of this 5th day of March, 2015, by and among SirenGPS, Inc., a Delaware corporation (“SirenGPS”), HDS International Corp., a Nevada corporation (“HDSI”), and Hillwinds Ocean Energy LLC, a Connecticut limited liability company currently the majority voting stockholder of HDSI (the “HDSI Controlling Stockholder”). SirenGPS, HDSI and the HDSI Controlling Stockholder shall be individually referred to herein as a “Party”, and collectively, the “Parties.”

WHEREAS, SirenGPS is the owner of that certain intellectual property and technology (“IP”) relating to mobile 911 e-location and other technologies underlying that certain intellectual property license agreement attached hereto as Exhibit A (the “E911 License Agreement”); and

WHEREAS, HDSI desires to license from SirenGPS, and SirenGPS desires to license to HDSI, that certain IP underlying the E911 License Agreement, pursuant to the terms of the E911 License Agreement and upon the more global terms and conditions hereinafter set forth; and

WHEREAS, HDSI is currently a party to that certain NB Provincial License entered into December 10, 2102 (the “NB Provincial License“), relating to, among other things, technologies for gas exchange, carbon dioxide capture and sequestration, algae biomass production and other renewable energy and eco-sustainability applications, and HDSI is also currently a party to an exclusivity agreement with the City of Saint John, NB, Canada entered into November 30, 2012 (the “Saint John Contract”), relating to, among other things, the installation of an anaerobic digester, beginning with a feasibility study, utilizing the NB Provincial License covered technologies; and

WHEREAS, as of the date hereof, the HDSI Controlling Shareholder is currently owed approximately $407,397, in principal plus accrued interest, pursuant to that certain August 16, 2011 promissory note by and between HDSI and the HDSI Controlling Shareholder (the “HOEL Note”), and desires to settle any amounts owing to it under the HOEL Note pursuant to the terms and conditions of this Agreement; and

WHEREAS, this Agreement contemplates a transaction whereby (1) HDSI will enter into the E911 License Agreement with SirenGPS, as further described below in Article I, in return for consideration consisting of, among other things, shares of HDSI Stock To SirenGPS, and (2) HDSI will settle with the HDSI Controlling Shareholder any amounts owing to the HDSI Controlling Stockholder under the HOEL Note, in return for, among other things, consideration consisting of shared of HDSI Stock To The HDSI Controlling Shareholder, as well as the transfer, conveyance, assignment and delivery of any of HDSI’s right, title or interests under the NB Provincial License and Saint John Contract, and other consideration as set forth herein; and

WHEREAS, the Parties believe it is in each of their respective best interests to enter into this Agreement, and (i) for SirenGPS to enter into the E911 License Agreement with HDSI in exchange for (a) thirteen million three hundred fifty thousand (13,350,000) newly-issued shares of HDSI Class B Preferred Stock, $0.001 par value per share (the “New HDSI Class B Preferred Stock”), (b) two hundred million (200,000,000) newly-issued restricted shares of HDSI common stock (the “Transaction Shares”) and (c) seven million five hundred thousand (7,500,000) shares of HDSI Class A Preferred Stock, $0.001 par value per share, currently owned by the HDSI Controlling Shareholder to be transferred to SirenGPS (the “Transferred Class A Preferred Stock) (collectively, the New HDSI Class B Preferred Stock, the Transaction Shares and the Transferred Class A Preferred Stock shall be referred to as the “HDSI Stock To SirenGPS”); and (ii) for HDSI to transfer, convey, assign and deliver all its rights, title or interests under the NB Provincial License and Saint John Contract to the HDSI Controlling Shareholder, and to issue to the HDSI Controlling Shareholder three hundred forty two million one hundred fifty thousand four hundred ninety six (342,150,496) newly issued restricted shares of HDSI common stock (the “HDSI Stock To The HDSI Controlling Shareholder), in exchange for the full conversion and retirement of the HOEL Note, all for good and valuable consideration and upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other good and valuable consideration, the Parties hereto agree as follows:

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ARTICLE I

TRANSACTION

Section 1.1 License Agreement. Upon satisfaction of all of the conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof):

A. SirenGPS and HDSI shall enter into that certain E911 License Agreement, with HDSI receiving the rights and privileges associated therewith and conveyed therein, as more specifically set forth in Exhibit A hereto.

B. HDSI shall transfer, convey, assign and delivery all and any rights, title and interests in the NB Provincial License and Saint John Contract to the HDSI Controlling Stockholder.

Section 1.2 Consideration. In exchange for SirenGPS entering into the E911 License Agreement, and HDSI transferring, conveying, assigning and delivering its rights, title and interests in the NB Provincial License and Saint John Contract to the HDSI Controlling Stockholder:

A. SirenGPS will receive the following at Closing: (a) thirteen million three hundred fifty thousand (13,350,000) newly-issued shares of HDSI Class B Preferred Stock, $0.001 par value per share from HDSI, (b) two hundred million (200,000,000) newly-issued restricted shares of HDSI common stock from HDSI, and (c) seven million five hundred thousand (7,500,000) shares of HDSI Class A Preferred Stock, $0.001 par value per share transferred from the HDSI Controlling Shareholder

B. The HDSI Controlling stockholder will receive three hundred forty two million one hundred fifty thousand four hundred ninety six (342,150,496) newly issued restricted shares of HDSI common stock (the “HDSI Stock To The HDSI Controlling Shareholder), in exchange for and as conversion of any principal and interest amounts owning to it under the HOEL Note, thereby converting, exchanging and retiring the HOEL Note in its entirety.

C. HDSI will issue two hundred seventy four thousand three hundred (274,300) newly-issued shares of HDSI Class B Preferred Stock, $0.001 par value per share from HDSI, to a registered investment banker designated by SirenGPS, as designated on Schedule I.

Section 1.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of HDS International Corp., located at 10 Dorrance Street, #700, Providence, RI 02903, commencing at 9:00 a.m. local time on the same business day the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the “Closing Date”), but in no event later than March 20, 2015, unless otherwise agreed to in a written document signed by HDSI and SirenGPS.

Section 1.4 Deliveries at the Closing. At the Closing, (i) SirenGPS will deliver to HDSI the various certificates, instruments, and documents referred to in Section 5 below; (ii) HDSI will deliver to SirenGPS the various certificates, instruments, and documents referred to in Section 4 below; (iii) SirenGPS will execute such other instruments of transfer, conveyance, and assignment as HDSI and its counsel may reasonably request; and (iv) HDSI will execute, such other instruments of assumption as SirenGPS and its counsel may reasonably request. Simultaneously with the Closing, SirenGPS shall give HDSI full possession and enjoyment of the rights under the License Agreement, and HDSI and the HDSI Controlling Shareholder shall give SirenGPS full ownership of their respective components of the HDSI Stock To SirenGPS.

Section 1.5 Directors of HDSI at Closing Date. On the Closing Date, Tassos Recachinas, the current director of HDSI, shall resign from the board of directors of HDSI (the “HDSI Board”) and Mr. Paul Rauner’s (Mr. Rauner”) appointment to the HDSI Board shall become effective.

Section 1.6 Officers of HDSI at Closing Date. On the Closing Date, Tassos Recachinas shall resign from each officer position held at HDSI and immediately thereafter, the HDSI Board shall appoint Mr. Rauner to serve as the sole officer and director of HDSI.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HDSI

HDSI represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A.   HDSI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of HDSI. “Material Adverse Effect” means, when used with respect to HDSI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of HDSI, or materially impair the ability of HDSI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B. Copies of the Articles of Incorporation and By-laws of HDSI with all amendments thereto, as of the date hereof (the “HDSI Charter Documents”), have been furnished to SirenGPS, and such copies are accurate and complete as of the date hereof. The minute books of HDSI are current as required by law, contain the minutes of all meetings of the HDSI Board and stockholders of HDSI from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the HDSI Board and stockholders of HDSI. HDSI is not in violation of any of the provisions of the HDSI Charter Documents.

Section 2.2 Capitalization of HDSI.

A. The authorized capital stock of HDSI consists of (a) two billion (2,000,000,000) shares authorized as common stock, par value $0.001, of which, including the shares to be issued under a debt conversion notice received March 3, 2015 from Jabro Funding Corp, nine hundred seventy two million eight hundred forty nine thousand five hundred and four (972,849,504) shares of common stock shall be deemed to be issued and outstanding, immediately prior to this Agreement, and (b) fifty million preferred shares, with twenty five million (25,000,000) of such preferred shares designated as Class A Preferred Stock, of which seven million five hundred thousand (7,500,000) shares of Class A Preferred Stock are outstanding. After giving effect to all the transactions contemplated in this Agreement, but notwithstanding any additional conversions of debt by the company’s convertible lenders, HDSI’s capital stock will consist of (c) two billion (2,000,000,000) shares authorized as common stock, par value $0.001, of which one billion five hundred fifteen million (1,515,000,000) shares of common stock shall be issued and outstanding, and (d) fifty million preferred shares, with twenty five million (25,000,000) of such preferred shares designated as Class A Preferred Stock, of which seven million five hundred thousand (7,500,000) shares of Class A Preferred Stock shall be outstanding, and with fifteen million (15,000,000) of such preferred shares newly designated as Class B Preferred Stock, of which thirteen million six hundred twenty four three hundred (13,624,300) shall be issued and outstanding.

B. All of the issued and outstanding shares of common stock of HDSI immediately prior to this Agreement are, and all shares of common stock of HDSI when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued to SirenGPS pursuant to the terms hereof, and with respect to securities to be issued to certain convertible debt lenders as disclosed in HDSI’s public filings, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of HDSI’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to HDSI or any common stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of HDSI’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which HDSI is a party or by which it is bound with respect to any equity security of any class of HDSI. HDSI is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of HDSI. The issuance of all of the shares of HDSI described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of HDSI has any right to rescind or bring any other claim against HDSI for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

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C. There are no outstanding contractual obligations (contingent or otherwise) of HDSI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, HDSI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

D. Notwithstanding any of the statements contained herein this Agreement, the Parties explicitly acknowledge that HDSI must amend its articles of incorporation prior to the issuance of any Class B Preferred Shares contemplated herein, and shall proceed to ensure any such or otherwise necessary filings are made utilizing HDSI funds upon the signing of this Agreement.

Section 2.3 Subsidiaries and Equity Investments. HDSI does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, other than a wholly-owned subsidiary, HDS Energy and Ecosystems NB, LTD., a Province of New Brunswick, Canada corporation (“HDS NB”). After the close of this Agreement, with HDSI taking any measures reasonably reuired, in consultation with the HDSI Controlling Shareholder, to ensure that the assignment of the NB License and Saint John Contract if effectuated and HDS NB is subsequently wound down in an orderly manner.

Section 2.4 Authorization, Validity and Enforceability of Agreements. HDSI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by HDSI and the consummation by HDSI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of HDSI, and no other corporate proceedings on the part of HDSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of HDSI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. HDSI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of this Agreement by HDSI, nor the consummation by HDSI of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the HDSI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which HDSI is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which HDSI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of HDSI’s assets, including without limitation the HDSI Stock.

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Section 2.6 Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the “Commission”), or otherwise contemplated by this Agreement, HDSI is not a party to or bound by any contracts, including, but not limited to, any:

A. employment, advisory or consulting contract;

B. plan providing for employee benefits of any nature, including any severance payments;

C. lease with respect to any property or equipment;

D. contract, agreement, understanding or commitment for any future expenditure in excess of $10,000 in the aggregate;

E. contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F. agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

Section 2.7 Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, that may affect the validity of this Agreement or the right of HDSI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of HDSI, currently threatened against HDSI or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against HDSI or any of its affiliates. Neither HDSI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by HDSI or any of its affiliates relating to HDSI currently pending or which HDSI or any of its affiliates intends to initiate. HDS is not aware of any pending or threatened shareholder litigation related to this Agreement or otherwise. Notwithstanding the forgoing, PR Newswire is currently threatening to initiate legal proceedings to collect approximating $5,500, which is disputed by HDSI.

Section 2.8 Compliance with Laws. HDSI has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state. HDSI is unaware of any reason or action that would prevent any regulatory body from approving the corporate actions contemplated herein, including, but not limited to, the issuance of shares, transfer of shares, amendment of the articles of incorporation, or other changes to the capitalization structure; provided, however, that amended articles of incorporation need to be filed to resolve the issuance of the Class B Preferred Shares contemplated herein.

Section 2.9 Financial Statements; SEC Filings.

A. HDSI’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of HDSI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. HDSI has no material liabilities (contingent or otherwise). HDSI is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. HDSI maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

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B. HDSI has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”), as to its best knowledge. Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of HDSI in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of HDSI’s common stock, it being acknowledged that none of HDSI’s securities are approved or listed for trading on any exchange or quotation system. To the extent that the Parties determine certain filings have not been made with the SEC, the Company will use its commercial best efforts to make any such filings promptly.

Section 2.10 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, HDSI Board minutes and financial and other records of whatsoever kind of HDSI have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of HDSI. HDSI maintains a system of internal accounting controls sufficient, in the judgment of HDSI, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11 No Other Debt Obligations. Upon the Closing Date, HDSI will not have debt, obligations or liabilities other than those disclosed in the Company’s financial statements or as otherwise described in this Agreement. HDSI is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.12 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to HDSI or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.13 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of HDSI in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14 Absence of Undisclosed Liabilities. Since the date of the filing of its annual report on Form 10-Q for the quarter ended September 30, 2014, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) HDSI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) HDSI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) HDSI has not made any loan, advance or capital contribution to or investment in any person or entity; (E) HDSI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) HDSI has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Agreement, HDSI has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.15 Recent Sales of Unregistered Securities. Except as otherwise disclosed in this Agreement, since March 5, 2015, the Company has entered into the following unregistered sales of equity securities, reflected in the aggregate totals of capital stock capitalization in Section 2.2: (i) On March 3 2015, the Company received a conversion notice for the issuance of 37,000,000 common shares for the conversion of $1,850 under the July 15, 2013 convertible debenture, with such shares expected to be issued from the corporate treasury shortly, and therefore which shall be deemed to be issued for the purposes of the calculations made herein; (ii) On March 5, 2015, the Company agreed to issue 74,235,000 restricted common shares in connection with a settlement and the conversion of unpaid salary into shares by our former officer; (iii) On March 5, 2015, the Company agreed to issue 74,235,000 restricted common shares in connection with a settlement and the conversion of unpaid salary into shares by a consultant; and (iv) On March 5, 2015, the Company agreed to issue 31,815,000 restricted common shares in connection with a settlement and the conversion of unpaid salary into shares by a consultant. SirenGPS has reviewed all agreements relating to the shares issued or to be issued as described in this section herein.

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Section 2.16 Employees.

A. HDSI has one employee, Tassos Recachinas.

B. Other than Tassos Recachinas, HDSI does not have any officers or directors. No director or officer of HDSI is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of HDSI or (b) the ability of HDSI to conduct its business.

Section 2.17 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to HDSI or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by HDSI but which has not been so publicly announced or disclosed. HDSI has not provided to HOEL any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by HDSI but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.18 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of HDSI or the HDSI Controlling Stockholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.19 No Assets or Real Property. Except as set forth on the most recent Financial Statements, HDSI does not have any assets of any kind.

Section 2.20 Interested Party Transactions. Except as disclosed in Commission filings, no officer, director or shareholder of HDSI or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by HDSI, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish HDSI any goods or services; or (b) a beneficial interest in any contract or agreement to which HDSI is a party or by which it may be bound or affected.

Section 2.21 Intellectual Property. Except as in documents filed with the Commission, HDSI does not own, use or license any intellectual property in its business as presently conducted.

Section 2.22 License Agreement. HDSI agrees to be bound by the terms of the License Agreement attached hereto as Exhibit A.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SIRENGPS

SirenGPS represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to SirenGPS, are true and complete as of the date hereof.

Section 3.1 Organization. SirenGPS is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SirenGPS’s Articles of Organization or Operating Agreement. SirenGPS has taken all actions required by law, its Articles of Organization or Operating Agreement, or otherwise to authorize the execution and delivery of this Agreement. SirenGPS has full power, authority, and legal capacity and has taken all action required by law, its Articles of Organization or Operating Agreement, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Ownership. SirenGPS is at least 51% owned by Mr. Rauner with the balance owned by other investors.

Section 3.3 Financial Statements. SirenGPS has kept all books and records since inception. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of SirenGPS.

Section 3.4 Information. The information concerning SirenGPS set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.5 Absence of Certain Changes or Events. Since February 16, 2015, there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of SirenGPS that would affect the ability to perform under this Agreement.

Section 3.7 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of SirenGPS after reasonable investigation, threatened by or against SirenGPS or affecting SirenGPS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would affect SirenGPS’ ability to perform under this Agreement. SirenGPS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which SirenGPS is a party or to which any of its assets, properties or operations are subject.

Section 3.9 Compliance With Laws and Regulations. To the best of its knowledge, SirenGPS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SirenGPS or except to the extent that noncompliance would not result in the occurrence of any material liability for SirenGPS.

Section 3.10 Approval of Agreement. The executive management, board and shareholders of SirenGPS have authorized the execution and delivery of this Agreement by SirenGPS and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by SirenGPS in connection herewith constitute the valid and binding obligation of SirenGPS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12 Acknowledgment. SirenGPS understands and agrees that the HDSI Stock To SirenGPS to be issued pursuant to this Agreement has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance and transfer of the HDSI Stock To SirenGPS is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

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Section 3.13 Stock Legends. SirenGPS hereby agrees with HDSI as follows:

A. Securities Act Legend Accredited Investors. The certificates evidencing the HDSI Stock issued to SirenGPS will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B. Other Legends. The certificates representing such HDSI Stock To SirenGPS, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C. Opinion. SirenGPS shall not transfer any or all of the HDSI Stock to SirenGPS pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the HDSI Stock to SirenGPS, without first providing HDSI with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the HDSI) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 3.14 Tangible Assets. There are no tangible assets that SirenGPS owns or leases that are relevant to performance under this Agreement.

Section 3.15 Ownership. SirenGPS has, and will have at the Closing, good, valid and marketable title to all of the IP underlying the License Agreement, free and clear of any liens. SirenGPS has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the IP underlying the License Agreement. No third party has any option or right to acquire SirenGPS’s IP or any of the rights under the License Agreement.

Section 3.16 Intellectual Property. SirenGPS owns, free and clear of any Encumbrance, or has the valid right to transfer any intellectual property used by SirenGPS underlying the License Agreement. SirenGPS has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. SirenGPS makes no representation of warranty in respect of any other intellectual property, and HDSI confirms it has been allowed to conduct due diligence satisfactory to HDSI, and HDSI agrees that any intellectual property of SirenGPS is taken as-is.

A. SirenGPS has no agreements with any Person pursuant to which SirenGPS obtains rights to intellectual property material to the License Agreement that is owned by an entity other than SirenGPS.

B. SirenGPS has taken reasonable precautions (i) to protect its rights in the intellectual property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential intellectual property, related to the License Agreement and to SirenGPS’s knowledge, there have been no acts or omissions by the officers, directors, employees and agents of SirenGPS, the result of which would be to materially compromise the rights of SirenGPS to apply for or enforce appropriate legal protection of SirenGPS’s intellectual property.

Section 3.17 Litigation. SirenGPS (i) is not aware of any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is a party to or, to the knowledge of members of SirenGPS, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

Section 3.18 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

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ARTICLE IV

CONDITIONS TO OBLIGATIONS OF SIRENGPS

The obligations of SirenGPS to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SirenGPS at its sole discretion:

Section 4.1 Representations and Warranties of HDSI. All representations and warranties made by HDSI in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 4.2 Agreements and Covenants. HDSI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 4.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 4.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HDSI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 4.5 Other Closing Documents. SirenGPS shall have received such certificates, instruments and documents in confirmation of the representations and warranties of HDSI, HDSI’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as SirenGPS and/or its respective counsel may reasonably request.

Section 4.6 Documents. HDSI and the HDSI Controlling Stockholder must have caused the following documents to be delivered to SirenGPS:

A. share certificates evidencing the HDSI Stock To SirenGPS registered in the name of SirenGPS;

B. a Nevada business license from the State of Nevada, dated within two weeks of the Closing Date;

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E. this Agreement duly executed;

F. the resignation of Tassos Recachinas as sole officer of HDSI as of the Closing Date;

G. the resignation of Tassos Recachinas as sole director of HDSI on the Closing Date; and

H. such other documents as SirenGPS may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of HDSI, (B) evidencing the performance of, or compliance by HDSI with any covenant or obligation required to be performed or complied with by HDSI, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 4.7 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to HDSI.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF HDSI

The obligations of HDSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HDSI in its sole discretion:

Section 5.1 Representations and Warranties of SirenGPS. All representations and warranties made by SirenGPS in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. SirenGPS shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SirenGPS shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

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Section 5.5 Other Closing Documents. HDSI shall have received such certificates, instruments and documents in confirmation of the representations and warranties of SirenGPS, and the performance of SirenGPS’s respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as HDSI or its counsel may reasonably request.

Section 5.6 Documents. SirenGPS must deliver to HDSI at the Closing:

A. documentation evidencing SirenGPS's rights to the IP. On the Closing Date, SirenGPS shall deliver any and all documentation relating to the IP, which shall include all papers, documents, know-how, trade secrets, and other reasonable documents as requested by HDSI relating to the IP;

B. this Agreement duly executed;

C. SirenGPS shall have performed all necessary actions to transfer legal rights under the E911 License Agreement to HDSI.

D. such other documents as HDSI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the SirenGPS, (B) evidencing the performance of, or compliance by SirenGPS with, any covenant or obligation required to be performed or complied with by SirenGPS, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 5, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the SirenGPS Membership Interests, or any other ownership interest in, SirenGPS, or (b) is entitled to all or any portion of the HDSI Stock.

ARTICLE VI

POST-CLOSING AGREEMENTS

Section 6.1 SEC Documents. From and after the Closing Date, in the event the SEC notifies HDSI of its intent to review any Public Report filed prior to the Closing Date or HDSI receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, HDSI shall promptly notify the HDSI Controlling Stockholder and the HDSI Controlling Stockholder shall reasonably cooperate with HDSI in responding to any such oral or written comments.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

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Section 7.2 Indemnification.

A. Indemnification Obligations in favor of the Controlling Stockholders of HDSI. From and after the Closing Date until the expiration of the Survival Period, SirenGPS shall reimburse and hold harmless the HDSI Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “HDSI Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any HDSI Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any HDSI Indemnified Party, which arises or results from a third-party claim brought against a HDSI Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of SirenGPS. All claims of HDSI pursuant to this Section 7.2 shall be brought by the HDSI Controlling Stockholder on behalf of HDSI and those Persons who were stockholders of HDSI Company immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $100,000 in the aggregate from SirenGPS. No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $5,000.

B. Indemnification in favor of SirenGPS. From and after the Closing Date until the expiration of the Survival Period, the HDSI Controlling Stockholder will, severally and not jointly, indemnify and hold harmless SirenGPS, and its respective members and managers, agents, attorneys and employees, and each person, if any, who control or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “SirenGPS Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by HDSI or the HDSI Controlling Stockholder in this Agreement, and in any certificate delivered by HDSI or the HDSI Controlling Stockholder pursuant to this Agreement, (ii) any breach by HDSI or the HDSI Controlling Stockholder of any covenant, obligation or other agreement made by HDSI or the HDSI Controlling Stockholder in this Agreement, and (iii) a third-party claim based on any acts or omissions by HDSI or the HDSI Controlling Stockholder. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all HDSI Controlling Stockholder. No claim for indemnification may be brought under this Section 7.2(b) unless all claims for indemnification, in the aggregate, total more than $5,000.

ARTICLE VIII

TERMINATION

Section 8.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

A. HDSI and SirenGPS may terminate this Agreement by mutual written consent at any time prior to the Closing;

B. HDSI may terminate this Agreement by giving written notice to SirenGPS at any time prior to the Closing (A) in the event SirenGPS has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HDSI has notified SirenGPS of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 20, 2015, by reason of the failure of any condition precedent under Section 5 herein (unless the failure results primarily from HDSI itself breaching any representation, warranty, or covenant contained in this Agreement); and

C. SirenGPS may terminate this Agreement by giving written notice to HDSI at any time prior to the Closing (A) in the event HDSI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SirenGPS has notified HDSI of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 20, 2015, by reason of the failure of any condition precedent under Section 4 herein (unless the failure results primarily from SirenGPS itself breaching any representation, warranty, or covenant contained in this Agreement).

Section 8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(A) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other Parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to SirenGPS to:

9272 Olive Boulevard

St Louis, MO 63132

Attn: Paul Rauner, Executive Director

If to HDSI or the HDSI Controlling Stockholder, to:

HDS International Corp.

10 Dorrance Street, #700

Providence, RI 02903

Attn: Tassos Recachinas, CEO

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

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Section 9.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the United States District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.4.

Section 9.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12 Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

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[SIGNATURE PAGE TO AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HDS INTERNATIONAL CORP.

/s/ Tassos Recachinas
Name:	Tassos Recachinas
Title:	Chief Executive Officer

HILLWINDS OCEAN ENERGY, LLC
HDSI CONTROLLING STOCKHOLDER

/s/ Tassos Recachinas
Tassos Recachinas, President

SIRENGPS, INC.

/s/ Paul Rauner
Name:	Paul Rauner
Title:	Executive Director

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SCHEDULE I

SHARE DELIVERY INSTRUCTIONS

Newly Issued Shares from HDSI:

Name	Address	Tax-ID (if applicable)	Number of Shares	Class of Shares
Hillwinds Ocean Energy, LLC	501 Kinds Highway East Suite 108 Fairfield, CT 06825		342,150,496	Restricted Common Shares
SirenGPS, Inc.	9272 Olive Blvd St Louis, MO 63132	453726693	200,000,000	Restricted Common Shares
Vikram P Grover (the “investment banker)	111 N 4th Ave. St. Charles, IL 60174	###-##-####	274,300	Class B Preferred Stock
SirenGPS, Inc.	9272 Olive Blvd St Louis, MO 63132	453726693	13,350,000	Class B Preferred Stock

Shares to be transferred from HOEL:

Name	Address	Tax-ID (if applicable)	Number of Shares	Class of Shares
SirenGPS, Inc.	9272 Olive Blvd St Louis, MO 63132	453726693	7,500,000	Class A Preferred Stock

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EXHIBIT A

INTELLECTUAL PROPERTY LICENSE AGREEMENT

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EXHIBIT B

NB PROVINCIAL LICENSE AND SAINT JOHN CONTRACT ASSIGNMENT AGREEMENT

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